Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264118) of Vinci Partners Investments Ltd. of our report dated February 14, 2023, relating to the financial statements, which appears in this Form 20-F

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 17, 2023